UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 14, 2006

ZEBRA TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Corporate Woods Parkway, Vernon Hills, Illinois		60061
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 847-634-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 8.01	Other Events

On September 14, 2006, Zebra Technologies Corporation (“Zebra”) entered into a settlement and license agreement (the “Settlement Agreement”) with Paxar Americas, Inc. (“Paxar”), the U.S. operating subsidiary of Paxar Corporation. Under the Settlement Agreement, Zebra received a fully paid-up royalty-free, perpetual worldwide irrevocable license to certain patents owned by Paxar, including those asserted in Paxar’s lawsuit against Zebra, and paid Paxar $63.75 million in return. No further payments will be made. In addition, Paxar agreed to dismiss its complaint against Zebra with prejudice. The parties have released each other from all claims, including claims that were asserted in the lawsuit and may have existed on the settlement date. Zebra did not admit any liability with respect to these claims.

The summary of the Settlement Agreement contained herein is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Zebra is evaluating the accounting treatment related to the Settlement Agreement and expects that a significant portion of the total settlement will be expensed in Zebra’s third quarter which ends September 30, 2006.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Settlement Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date: September 19, 2006	By:	/s/ Edward L. Kaplan
Edward L. Kaplan Chairman of the Board and Chief Executive Officer

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Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Settlement Agreement

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